UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 8, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2015, EveryWare Global, Inc. (the “Company”) received a letter from the the Staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq has determined that the Company’s securities will be delisted from the Nasdaq Stock Market. The decision was reached by the Staff under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on Friday, April 17, 2015, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Global Market.

The delisting is a consequence of: (i) the Company’s April 7, 2015 filing for relief under Chapter 11 of the United States Bankruptcy Code; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, including the Company’s previously reported noncompliance with Nasdaq’s $1 per share minimum bid price and $15 million minimum market value of publicly held shares continued listing standards under Nasdaq Listing Rules 5450(a)(1) and 5450(b)(3)(C), respectively.

The Company currently does not intend to appeal Nasdaq’s determination. If the Company does not appeal, the Company expects that its securities will be immediately eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets.” To be quoted on the OTCBB or the Pink Sheets, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Company’s securities are delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the OTCBB or the Pink Sheets.

On April 8, 2015, the Company issued a press release relating to the notice, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company, dated as of April 8, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; (iii) whether the proposed debtor in possession financing will be approved by the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EveryWare Global, Inc.

Date: April 8, 2015	By:	/s/ Erika Schoenberger
		Name:	Erika Schoenberger
		Title:	Secretary